UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020 (April 23, 2020)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 23, 2020 (the “Effective Date”), Ryman Hospitality Properties, Inc. (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Sixth Amended and Restated Credit Agreement dated as of October 31, 2019 (the “Existing Credit Agreement”), among the Company, as a guarantor, its subsidiary RHP Hotel Properties, LP (the “Borrower”), as borrower, certain other subsidiaries of the Company party thereto, as guarantors (the “Guarantors”), certain subsidiaries of the Company party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (collectively, the “Lender Parties”), which amends the Existing Credit Agreement.

The Amendment provides for certain temporary amendments to the Existing Credit Agreement from the Effective Date through March 31, 2021 and ending April 1, 2021 (the “Temporary Waiver Period”). During the Temporary Waiver Period the Borrower and the Lender Parties agreed to the following:

•	A waiver of all financial covenants in the Existing Credit Agreement.

•	Confirmation of the Company’s ability to borrow the remaining $300 million of revolving loan availability (subject to the minimum liquidity covenant described below).

•	A covenant that the Company must maintain unrestricted liquidity (in the form of unrestricted cash on hand or undrawn availability under the $700 million revolving credit facility) of at least $100 million.

•	Certain additional negative covenants and restrictions outlined in Section 3(g) of the Amendment, including but not limited to limitations on additional indebtedness, investments, dividends, share repurchases and capital expenditures during the Temporary Waiver Period (subject to certain permitted exceptions).

The leverage-based interest rate pricing grid in the Existing Credit Agreement, which is based on the ratio of the Company’s consolidated funded indebtedness to total asset value, remains unchanged. However, during the Temporary Waiver Period:

•	Outstanding borrowings under the $700 million revolving credit facility portion of the Existing Credit Agreement will bear interest at an annual rate equal to, at the Borrower’s option, either (a) a designated London Inter-bank (“LIBO”) (or LIBO replacement) rate (as defined in the Existing Credit Agreement) plus an applicable margin of 1.95% or (b) a designated base rate (as defined in the Existing Credit Agreement) plus an applicable margin of 0.95%; and

•	Outstanding borrowings under the $300 million term loan A portion of the Existing Credit Agreement will bear interest at an annual rate equal to, at the Borrower’s option, either (a) a designated LIBO (or LIBO replacement) rate (as defined in the Existing Credit Agreement) plus an applicable margin of 1.90% or (b) a designated base rate (as defined in the Existing Credit Agreement) plus an applicable margin of 0.90%.

The Amendment also provides that during the remainder of the term of the Existing Credit Agreement the LIBO rate floor under the Credit Facility will be increased from 0% to 0.25% for outstanding revolving loan and term loan A loan borrowings.

No additional revolving credit advances were made at closing. The Company is required to use any proceeds from borrowings drawn during the Temporary Waiver Period to fund operating expenses, debt service of the Company and its subsidiaries and permitted capital expenditures and investments.

The Company may elect to terminate the Temporary Waiver Period prior to expiration, and in such event the Company may calculate compliance with the financial covenants in the Existing Credit Agreement using a designated annualized calculation based on the most recently completed fiscal quarter or quarters, as applicable and as outlined in Section 3(f) of the Amendment. In addition, if the Temporary Waiver Period is not terminated earlier by the Company, upon expiration of the Temporary Waiver Period the Company will calculate compliance with the financial covenants in the Existing Credit Agreement using a designated annualized calculation based on the Company’s most recently completed fiscal quarters, as applicable and as outlined in Section 3(f) of the Amendment.

Certain of the lenders under the Existing Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 24, 2020, the Company issued a press release providing an additional business update regarding the impact of the COVID-19 pandemic on the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated April 23, 2020, among Ryman Hospitality Properties, Inc., as a guarantor, RHP Hotel Properties, LP, as borrower, certain other subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as guarantors, certain subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release of Ryman Hospitality Properties, Inc. dated April 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: April 24, 2020	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary